Exhibit 99.1

DATE: March 17, 2026 CONTACT: Jim Lynch, (408) 367-8200 Shannon Dean, (408) 367-8243

For Immediate Release

California Water Service Group Receives Proposed Decision

on 2024 California General Rate Case

SAN JOSE, Calif., March 17, 2026 (GLOBE NEWSWIRE) - On Friday, March 13, 2026, the California Public Utilities Commission issued a proposed decision (PD) on the 2024 General Rate Case of California Water Service (2024 California GRC), the largest subsidiary of California Water Service Group (Company or Group, NYSE:CWT).

The PD authorizes additional revenues of $92.3 million in 2026 (a rate increase of 11.1%); $50.8 million in 2027 (a rate increase of 5.5%); and $52.4 million in 2028 (a rate increase of 5.4%).

The final infrastructure investment budget for 2025 through 2027 was not included in the PD; however, the Company anticipates it will be provided as an attachment to the final decision.

Although the PD does not authorize the Company’s request to decouple sales from revenues to promote conservation and lower water rates for low-income, low-water-using customers, it does reauthorize a Monterey-Style Water Revenue Adjustment Mechanism and water production incremental cost balancing accounts.

It also establishes a sales reconciliation mechanism, which will allow the Company to adjust sales forecasts on an annual basis, and approves a rate design that is expected to better enable the Company to recover fixed costs regardless of water sales.

“We appreciate the timely issuance of the PD and look forward to making oral arguments, providing written comments, and having clarifying discussions with the Commission to achieve a closer alignment with what was requested in the application,” said Martin A. Kropelnicki, Chairman and Chief Executive Officer.

Written comments are due from the Company by April 2, 2026, and oral arguments have yet to be scheduled. The California Public Utilities Commission is expected to adopt a final decision at its scheduled meeting on April 30, 2026, or shortly thereafter.

About California Water Service Group

Group is the parent company of regulated utilities California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, as well as Texas Water Service (TWSC, Inc.), a utility holding company. Together, these companies provide regulated and non-regulated water and wastewater service to more than 2.1 million people in California, Hawaii, New Mexico, Washington and Texas. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“PSLRA”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the PSLRA. Forward-looking statements in this news release are based on currently available information, expectations, estimates, assumptions and projections, and our management’s beliefs, assumptions, judgments and expectations about us, the water utility industry and general economic conditions. These statements are not statements of historical fact. When used in our documents, statements that are not historical in nature, including words like will, would, expects, intends, plans, believes, may, could, estimates, assumes, anticipates, projects, progress, predicts, hopes, targets, forecasts, should, seeks or variations of these words or similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements in this news release include, but are not limited to, statements describing Group’s beliefs, expectations, and plans related to the CPUC’s proposed and final decisions on the 2024 GRC. Forward-looking statements are not guarantees of future performance. They are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. Consequently, actual results or outcomes may vary materially from what is contained in a forward-looking statement. Factors that may cause actual results or outcomes to be different than those expected or anticipated include but are not limited to the outcome and timeliness of the CPUC’s actions concerning rate relief and other matters with respect to the 2024 GRC and other risks described under the section entitled “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and our other SEC filings. In light of these risks, uncertainties and assumptions, investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

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